Exhibit 99.1

News release for immediate release

Contact information:
Heather J. Wietzel
Vice President, Investor Relations and Enterprise Communications
217.788.5144
investorrelations@horacemann.com

Horace Mann increases quarterly shareholder dividend, reiterates commitment to long-term shareholder value creation
Household acquisition momentum continues to strengthen, reflecting leadership in education market;
for 2024, management continues to expect ROE at 10% with core EPS approaching $4

SPRINGFIELD, Ill., March 6, 2023 – Horace Mann Educators Corporation (NYSE:HMN) today announced that its Board of Directors approved a 3.1% increase in the quarterly cash dividend to $0.33 per share. This represents an indicated annual dividend of $1.32 per share. The quarterly dividend is payable on March 31, 2023, to shareholders of record as of March 16, 2023.
“This is the 15th consecutive year the Board has increased the annual shareholder cash dividend, reflecting Horace Mann’s commitment to long-term shareholder value creation,” said Marita Zuraitis, Horace Mann President and CEO. “The steadily increasing cash dividend and opportunistic share repurchases are important aspects of that commitment. However, increasing our share of the education market — through both our school district employer and individual educator channels — remains our strategic priority.
“In the early months of 2023, sales continued to accelerate,” Zuraitis added. “For example, in the Worksite Division in January and February, sales for the worksite direct products were up more than 150% over prior year with sales for the employer-sponsored products up more than 50%. Further, we remain on track to achieve our targeted 2023 rate increases in the range of 18% to 20% for auto and 12% to 15% for property. These rate plans put us on track to our targeted 2024 combined ratio targets of between 97% and 98% for auto and between 92% and 93% for property.
“In conjunction with the anticipated return to our longer-term profitability targets in the Property & Casualty segment, we continue to believe our 2023 core EPS will be in the range of $2.00 to $2.30,” Zuraitis said. “In 2024, we believe we will return to a double-digit return on equity as core EPS approaches $4, driven by our profitable growth.”
About Horace Mann
Horace Mann Educators Corporation is the largest financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educator community. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
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